UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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TREVI THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREVI THERAPEUTICS, INC.

195 Church Street, 14th Floor

New Haven, CT 06510

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To be held June 11, 2020

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Trevi Therapeutics, Inc., which is scheduled to be held on Thursday, June 11, 2020 at 9:30 a.m. Eastern time, at 195 Church Street, 4th Floor, New Haven, CT 06510. We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and stockholders are paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and any other form of notification that may be required by law. Please also monitor our Annual Meeting website at www.meetingcenter.io/250238243 for updated information. If you are planning to attend the Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend in person.

Only stockholders who owned common stock at the close of business on April 16, 2020 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of two Class I directors to our board of directors, each to serve until the 2023 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information, including the nominees for directors, in the attached Proxy Statement. The board of directors recommends that you vote in favor of each of proposals one and two as outlined in the attached Proxy Statement.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about May 1, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 16, 2020, the record date for the Annual Meeting, and we will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to http://www.envisionreports.com/TRVI (have your Notice or proxy card in hand when you access the website);

•	Vote by Telephone, by calling the toll-free number 1-800-652-8683 (1-800-652-VOTE) (have your Notice or proxy card in hand when you call);

•

Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

•	Vote in person at the Annual Meeting.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By order of the Board of Directors,

Jennifer L. Good President and Chief Executive Officer New Haven, Connecticut April 29, 2020

Trevi Therapeutics, Inc.

Proxy Statement

Page

PROXY STATEMENT	1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL NO. 1—ELECTION OF TWO CLASS I DIRECTORS	6

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	11

CORPORATE GOVERNANCE	13

EXECUTIVE AND DIRECTOR COMPENSATION	19

TRANSACTIONS WITH RELATED PERSONS	29

PRINCIPAL STOCKHOLDERS	34

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37

REPORT OF THE AUDIT COMMITTEE	37

HOUSEHOLDING	37

STOCKHOLDER PROPOSALS	38

OTHER MATTERS	38

TREVI THERAPEUTICS, INC.

195 Church Street, 14th Floor

New Haven, CT 06510

203-304-2499

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

to be held June 11, 2020

This proxy statement and the enclosed proxy card contain information about the Annual Meeting of Stockholders of Trevi Therapeutics, Inc., or the Annual Meeting, to be held on Thursday, June 11, 2020 at 9:30 a.m. Eastern time, at 195 Church Street, 4th Floor, New Haven, CT 06510.* The board of directors of Trevi is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Trevi,” “our,” “we” or “us” refers to Trevi Therapeutics, Inc. and its wholly owned subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 11, 2020:

This proxy statement and our 2019 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.envisionreports.com/TRVI.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or 2019 Annual Report, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Trevi Therapeutics, Inc., 195 Church Street, 14th Floor, New Haven, CT 06510. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at http://www.sec.gov.

On or about May 1, 2020, we will mail a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our 2019 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

*We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and stockholders are paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and any other form of notification that may be required by law. Please also monitor our Annual Meeting website at www.meetingcenter.io/250238243 for updated information. If you are planning to attend the Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend in person.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	Election of two Class I directors to our board of directors, each to serve until the 2023 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the two nominees to serve as Class I directors on our board of directors for a three-year term; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Availability of Proxy Materials

The Notice regarding our proxy materials, including this proxy statement and our 2019 Annual Report, is being mailed to stockholders on or about May 1, 2020. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.envisionreports.com/TRVI.

Who Can Vote at the Annual Meeting

Only stockholders who owned our common stock at the close of business on the record date of April 16, 2020 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 16, 2020, there were 17,834,570 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on such Notice.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

•	By Telephone. You may transmit your proxy voting instructions by calling 1-800-652-8683 (1-800-652-VOTE). You will need to have your Notice or proxy card in hand when you call.

•

Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card. You will need to have your Notice or proxy card in hand when you access the website.

•

By Mail. If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.

•

In Person at the Annual Meeting. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you. You may obtain directions to the location of the Annual Meeting by calling our offices at (203) 304-2499. We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and stockholders are paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and any other form of notification that may be required by law. Please retain the control number from your proxy card so that you can access the Annual Meeting if it is converted to a virtual meeting format. Please also monitor our Annual Meeting website at www.meetingcenter.io/250238243 for updated information.

Telephone and Internet voting for stockholders of record will be available up until 8:00 a.m. Eastern time on June 11, 2020, and mailed proxy cards must be received by June 10, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If you are the beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. Please retain the control number from your voting instruction form so that you can access the Annual Meeting if it is converted to a virtual meeting format. Please also monitor our Annual Meeting website at www.meetingcenter.io/250238243 for updated information.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

If your shares are held in “street name,” your bank, broker or other nominee may under certain circumstances vote your shares even if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers’ shares for which they have received no voting instructions on specified routine, or “discretionary,” matters, but they are not permitted to vote these shares on other non-routine, or “non-discretionary,” matters.

The election of directors (Proposal No. 1) is considered a non-discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee cannot vote on this matter without voting instructions from you. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal No. 2) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee may exercise discretionary authority to vote on this matter in the absence of voting instructions from you.

If you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors (Proposal No. 1), your bank, broker or other nominee may not vote with respect to this proposal and your shares will be counted as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented at the Annual Meeting in person. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes.”

Votes Required to Elect a Director and Ratify Appointment of Ernst & Young LLP

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast or votes on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting in person at the meeting; or

•	by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF TWO CLASS I DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our restated certificate of incorporation and our amended and restated by-laws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are James Cassella, Ph.D. and Michael Heffernan, and their term will expire at the Annual Meeting;

•	the Class II directors are Edward Mathers, David Meeker, M.D. and Annie Mitsak, Ph.D., and their term expires at the annual meeting of stockholders to be held in 2021; and

•	the Class III directors are Jennifer Good and Anne VanLent, and their term expires at the annual meeting of stockholders to be held in 2022.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation and our amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation and amended and restated by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Dr. Cassella and Mr. Heffernan for election as Class I directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Certain individual qualifications and skills of our directors that contribute to our board of directors’ effectiveness as a whole are described in the following paragraphs.

Nominees for Election as Class I Directors

Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class I directors at our Annual Meeting is set forth below.

Age
James Cassella, Ph.D. Dr. Cassella has served as a member of our board of directors since February 2020. Dr. Cassella has served as Chief Development Officer for Concert Pharmaceuticals, Inc., a publicly-traded biotechnology company, since February 2015. Prior to joining Concert, Dr. Cassella served as Executive Vice President, Research and Development and Chief Scientific Officer of Alexza Pharmaceuticals, Inc. from July 2012 to January 2015 and served as its Senior Vice President, Research and Development from June 2004 to July 2012. From April 1989 to April 2004, Dr. Cassella held various management positions at Neurogen Corporation, a publicly traded biotechnology company. Prior to Neurogen, Dr. Cassella was Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received a Ph.D. in Physiological Psychology from Dartmouth College, completed a postdoctoral fellowship in the Department of Psychiatry at the Yale University School of Medicine and received a B.A. in Psychology from the University of New Haven. Our board of directors believes that Dr. Cassella’s extensive executive experience in the life sciences industry, his development experience and his medical background provide him with the qualifications and skills to serve on our board of directors.	65

Michael Heffernan. Mr. Heffernan has served on our board of directors since February 2017. Mr. Heffernan served as the president, chief executive officer and director of Collegium Pharmaceutical, Inc., a publicly traded pharmaceutical company, from October 2002 until July 2018, at which time he transitioned to the role of chairman of the board of directors. He also founded Precision Dermatology, previously Onset Therapeutics, LLC, a dermatology-focused company, and served as its president and chief executive officer from 2005 to 2010. Mr. Heffernan previously founded and served as president and chief executive officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., from 1994 to 1999, and subsequently served as president and chief executive officer of PhyMatrix from 1999 to 2002. Mr. Heffernan started his career at Eli Lilly and Company, where he held numerous sales and marketing roles. Mr. Heffernan has served on the board of directors of Akebia Therapeutics, a publicly traded biopharmaceutical company, since December 2018, and has served on the board of Biohaven Pharmaceuticals, a publicly traded biopharmaceutical company, since January 2020. Mr. Heffernan served on the board of directors of Veloxis Pharmaceuticals A/S, a specialty pharmaceutical company that is publicly traded on Nasdaq OMX Copenhagen, from April 2015 until February 2020, and served as its chairman from April 2016 until February 2020. Mr. Heffernan also previously served on the board of directors of Keryx Biopharmaceuticals, Inc., a publicly traded pharmaceutical company, from April 2016 until December 2018, and on the board of directors of Ocata Therapeutics, Inc., a publicly traded biotechnology company, from April 2012 to February 2016, and has served on the board of several privately held companies. Mr. Heffernan graduated from the University of Connecticut with a B.S. in pharmacy in 1987 and is a registered pharmacist. Our board of directors believes that Mr. Heffernan’s experience as an executive and a member of the boards of publicly traded and privately held companies in the life sciences industry provides him with the qualifications and skills to serve on our board of directors.	55

The board of directors recommends voting “FOR” the election of James Cassella, Ph.D. and Michael Heffernan as Class I directors, for a three-year term ending at the annual meeting of stockholders to be held in 2023.

Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.

Directors Continuing in Office

Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class II Directors (Term Expires at 2021 Annual Meeting)

Age
Edward Mathers. Mr. Mathers has served on our board of directors since July 2017. Mr. Mathers has been a partner at New Enterprise Associates, Inc., a private venture capital firm, since August 2008. Mr. Mathers has served as director of ObsEva SA, a publicly traded biopharmaceutical company, since November 2015, as a director of Rhythm Pharmaceuticals Inc., a publicly traded biopharmaceutical company, since March 2013, and as a director of Synlogic, Inc., a publicly traded biopharmaceutical company, since October 2012. He also served as a director of Liquidia Technologies, Inc., a publicly traded biopharmaceutical company, from 2009 until May 2019, and as a director of Ra Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from 2010 until April 2020. He is also on the board of a number of private life sciences companies. Mr. Mathers earned his B.S. in chemistry from North Carolina State University. Our board of directors believes that Mr. Mathers’ experience investing in and advising life sciences companies, as well as his experience as a director of public and private companies in the life sciences industry, provide him with the qualifications and skills to serve on our board of directors.	60

David Meeker, M.D. Dr. Meeker has served as a member of our board of directors and our chairman since July 2017. Dr. Meeker has served as Chief Executive Officer and director of KSQ Therapeutics, Inc., a biotechnology company, since September 2017. Prior to joining KSQ, Dr. Meeker worked at Sanofi Genzyme from October 2011 to June 2017, in a variety of roles, including as president and chief executive officer of Genzyme from October 2011 until June 2017, as a member of Sanofi’s Executive Committee from 2012 to June 2017 and as executive vice president and head of Sanofi Genzyme, Sanofi’s specialty care unit with responsibility for rare diseases, multiple sclerosis, oncology and immunology franchises, from January 2016 to June 2017. Prior to the acquisition of Genzyme by Sanofi in 2011, Dr. Meeker worked at Genzyme Corporation, beginning in 1994 as medical director, and held positions of increasing responsibility, ultimately serving as chief operating officer. Prior to joining Genzyme, Dr. Meeker was director of the Pulmonary Critical Care Fellowship at the Cleveland Clinic and an assistant professor of medicine at Ohio State University. Dr. Meeker has served as a director of Rhythm Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, since November 2015 and as its chairman of the board since April 2017. Dr. Meeker has also served as a director of MyoKardia, Inc., a publicly traded biopharmaceutical company, since April 2017. Dr. Meeker holds a medical degree from the University of Vermont Medical School and completed the Advanced Management Program at Harvard Business School in 2000. He completed his internal medicine training at Harvard University’s Beth Israel Hospital and pulmonary/critical care training at Boston University. Our board of directors believes that Dr. Meeker is qualified to serve as the Chairman of our board of directors because of his extensive executive experience in the life sciences industry, his medical background and his deep familiarity with our business as an original investor and advisor to our company.	65

Annie Mitsak, Ph.D. Dr. Mitsak has served on our board of directors since August 2018. Dr. Mitsak is a senior associate at Omega Fund Management, LLC, a private venture capital firm, where she has worked since October 2015. Prior to joining Omega, Dr. Mitsak worked at the Technology Licensing Office at the Massachusetts Institute of Technology from 2012 to October 2015 as an associate licensing officer, where she managed a portfolio of drug delivery and biotechnology inventions. Dr. Mitsak also worked as an independent consultant for Nelsen Biomedical from January 2015 to October 2015. Dr. Mitsak earned her B.S. in biomedical engineering from the University of Virginia and earned her Ph.D. in biomedical engineering from the University of Michigan. Our board of directors believes that Dr. Mitsak’s experience in the venture capital industry and her background in intellectual property licensing provide her with the qualifications and skills to serve on our board of directors.	36

Class III Directors (Term Expires at 2022 Annual Meeting)

Age
Jennifer Good. Ms. Good is our co-founder and has served as a member of our board of directors and as our President and Chief Executive Officer since our inception in March 2011. Previously, Ms. Good served at Penwest Pharmaceuticals Co., or Penwest, from 1997 to 2010, where she held various positions including President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Ms. Good has served on the board of Rhythm Pharmaceuticals, a publicly-traded biopharmaceutical company, since June 2019. Previously, Ms. Good served on the board of Juniper Pharmaceuticals, Inc., a publicly traded healthcare company, from September 2017 until it was acquired by Catalent, Inc. in August 2018. Ms. Good has also served as a board member of the Friedreich’s Ataxia Research Alliance (FARA), a patient advocacy group advancing treatments for the cure of Friedreich’s Ataxia, since 2011. Ms. Good received a Bachelor of Business Administration degree with a concentration in accounting from Pacific Lutheran University in 1987 and is a Certified Public Accountant licensed by the State of Washington, although her license is currently inactive. Our board of directors believes that Ms. Good’s in-depth knowledge of our business from serving as our founder, President and Chief Executive Officer, and her perspective and experience as an executive and a director at publicly traded and privately held companies in the life sciences industry, provide her with the qualifications and skills to serve on our board of directors.	55

Anne VanLent. Ms. VanLent has served on our board of directors since October 2018. Since May 2008, Ms. VanLent has been President of AMV Advisors, providing corporate strategy and financial consulting services to emerging growth life sciences companies. Ms. VanLent was the Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a publicly traded pharmaceutical company, from 2002 through 2008. From 1997 to 2001, she was the Executive Vice President – Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly traded biopharmaceutical company that was acquired by Elan Corp. plc. Ms. VanLent has served as a member of the board of directors and audit committee chair of Applied Genetics Technologies Corporation, a publicly traded biotechnology company, since August 2016. Since May 2013, Ms. VanLent has also served as a member of the board of directors of Vaxart, Inc. (formerly Aviragen Therapeutics, Inc.), a publicly traded biotechnology company. During the past five years, Ms. VanLent served as a director of Ocera Therapeutics, Inc., a publicly traded biopharmaceutical company acquired by Mallinckrodt plc, from 2011 to December 2017; Novelion Pharmaceuticals Inc. (formerly Aegerion Pharmaceuticals), a publicly traded biopharmaceutical company, from March 2013 to June 2017; and Onconova Therapeutics, Inc., a publicly traded biopharmaceutical company, from June 2013 to May 2016. Ms. VanLent received a B.A. degree in physics from Mount Holyoke College. Our board of directors believes that Ms. VanLent’s financial and accounting expertise and her experience as an executive and a member on the boards of publicly traded life sciences companies provides her with the qualifications and skills to serve on our board of directors.	72

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

Biographical information for our executive officers who are not directors is listed below.

Age
Helena Brett-Smith, M.D. Dr. Brett-Smith has served as our Chief Development Officer since September 2017. Prior to joining us, Dr. Brett-Smith worked in clinical drug development at Bristol-Myers Squibb from 2000 until January 2017 in roles of increasing seniority, most recently as Vice President and Head of Fibrosis Full Development. Prior to joining Bristol-Myers Squibb, Dr. Brett-Smith was Director of the HIV Program and outpatient care center at the Hospital of Saint Raphael in New Haven, Connecticut from 1992 to 2000. Dr. Brett-Smith earned her undergraduate degree from Yale University and her M.D. from the Stanford University School of Medicine. She completed her residency in Internal Medicine and a fellowship in Infectious Diseases at the Yale School of Medicine.	63

Yann Mazabraud. Mr. Mazabraud has served as our Chief Commercial Officer and Head of International since July 2018, and previously served as a consultant to us from November 2017 until August 2018. Prior to serving as a consultant to us, Mr. Mazabraud worked at Sanofi Genzyme, serving as U.S. General Manager and North America Head, Rare Diseases from January 2016 until August 2017. Prior to that, Mr. Mazabraud worked at Sanofi Genzyme Latin America, serving as Vice President and Head from May 2014 until December 2015, as Central America & Caribbean MCO Regional Director from January 2013 until April 2014, and as Rare Diseases Business Unit Senior Director from February 2012 until April 2014. Previously, Mr. Mazabraud held various positions of increasing seniority at Genzyme France from 1999 until 2012. Mr. Mazabraud holds a Masters in Management from Ecole Supérieure de Commerce de La Rochelle.	47

Thomas Sciascia, M.D. Dr. Sciascia is our co-founder, and has served as our Chief Medical Officer since our inception in March 2011. Previously, Dr. Sciascia was the Senior Vice President of Clinical Development and Regulatory and Chief Medical Officer at Penwest from 2001 to 2010. Prior to joining Penwest, Dr. Sciascia worked at Quintiles, Inc. from 1997 to 2000 as a consultant to pharmaceutical and biotechnology companies. Dr. Sciascia also worked as Medical Director at Transkaryotic Therapies, Inc. (later acquired by Shire Pharmaceuticals Group plc) from 2000 to 2001. Dr. Sciascia received a B.S. in biology from the Massachusetts Institute of Technology and a medical degree from Columbia University. He is a board-certified neurologist licensed to practice medicine in the state of Massachusetts.	66

Christopher Seiter. Mr. Seiter has served as our Chief Financial Officer since May 2018. Prior to joining us, Mr. Seiter served as Chief Financial Officer of Millendo Therapeutics from October 2016 to April 2018. Previously, Mr. Seiter worked at Bank of America Merrill Lynch from 1999 until June 2016 and held various roles of increasing seniority, most recently serving as Managing Director, Head of Life Sciences Investment Banking. Prior to joining Bank of America Merrill Lynch, Mr. Seiter worked in the healthcare investment banking groups at UBS, Dillon Read and Kidder Peabody. Mr. Seiter also served in the U.S. Navy as a Nuclear Submarine Officer for five years. Mr. Seiter received a B.A. in economics cum laude from the University of Rochester and completed a graduate level program in nuclear engineering at the U.S. Naval Nuclear Power School.	53

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2020

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2019 and 2018.

	2019	2018
Audit fees(1)	$357,100	$757,757
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	5,200	5,200

Total fees	$362,300	$762,957

(1)

Audit fees for each year consist of fees billed for professional services for the audit of the Company’s consolidated financial statements, including the review of its quarterly financial statements. Additionally, audit fees for 2018 included professional services for the review of the Company’s registration statements filed in connection with our initial public offering.

(2)	Related to an online accounting subscription program.

The aggregate fees included in the Audit Fees are those fees billed for the fiscal year. The aggregate fees included in the Tax Fees are those fees billed in the fiscal year.

Audit Committee Pre-Approval Policy and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee or by the chair of the audit committee.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services, establish a monetary limit with respect to each particular pre-approved service, which limit shall not be exceed without obtaining further pre-approval, and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval. The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor, provided that the fees for such services do not exceed $50,000. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

During our 2019 and 2018 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Any properly submitted proxy will be voted in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 unless a contrary specification is made in the proxy.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors of a listed company must consider, for each member of the company’s compensation committee, all factors specifically relevant to determining whether a director has a relationship to such company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2020, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Ms. Good, is an “independent director” as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Ms. Good is not an independent director under these rules because she is our President and Chief Executive Officer.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter. A current copy of the charter for each of the audit committee, compensation committee, and the nominating and corporate governance committee is posted on the corporate governance section of the “Investors & News” section on our website, which is located at http://www.trevitherapeutics.com.

Audit Committee

The current members of our audit committee are Mr. Heffernan, Dr. Mitsak, and Ms. VanLent. Ms. VanLent is the chair of our audit committee. Mr. Heffernan was appointed to our audit committee effective June 30, 2019, following the resignation of Mette Kirstine Agger from our board of directors. Ms. Agger served on our audit committee prior to her resignation on June 30, 2019. Our board of directors has determined that each of Mr. Heffernan, Dr. Mitsak and Ms. VanLent is independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Ms. VanLent is an “audit committee financial expert”

as defined in applicable SEC rules. Our board of directors believes that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The audit committee met five times during the year ended December 31, 2019, including telephonic meetings. Our audit committee’s responsibilities include:

•	appointing, approving the fees of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

The members of our compensation committee are Messrs. Heffernan and Mathers and Dr. Meeker. Mr. Heffernan is the chair of our compensation committee. Our board of directors has determined that each of Messrs. Heffernan and Mathers and Dr. Meeker is independent within the meaning of Rule 10C-1 under the Exchange Act. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met seven times during the year ended December 31, 2019, including telephonic meetings. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Meeker and Ms. VanLent. Dr. Meeker is the chair of our nominating and corporate governance committee. Ms. VanLent was appointed to our nominating and corporate governance committee effective June 30, 2019, to replace Mr. Heffernan, who served on our nominating and corporate governance committee until June 30, 2019, at which time he resigned from our nominating and corporate governance committee upon being appointed to the audit committee. Eran Nadav, Ph.D., served on our nominating and corporate governance committee prior to his resignation on December 31, 2019. The nominating and corporate governance committee met three times during the year ended December 31, 2019, including telephonic meetings. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an periodic evaluation of our board of directors.

Board and Committee Meetings Attendance

The full board of directors met nine times during 2019. During 2019, except as noted below, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. We did not hold an annual meeting of stockholders during the time we were a public company in 2019.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading “Corporate Governance” on the Investors & News section of our website, which is located at http://www.trevitherapeutics.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our company;

•	except as otherwise permitted by Nasdaq rules, a majority of the members of our board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to officers, employees and, as necessary, independent advisors; and

•	our nominating and corporate governance committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors & News section of our website, which is located at http://www.trevitherapeutics.com.

Board Leadership Structure and Board’s Role in Risk Oversight

Our corporate governance guidelines provide that the roles of chairman of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that, at this time, the roles of chairman of the board of directors and chief executive officer should be separate. Separating the chairman and the chief executive officer positions allows our Chief Executive Officer, Ms. Good, to focus on running the business, while allowing our chairman of the board of directors, Dr. Meeker, to lead our board in its fundamental role of providing advice to and oversight of management. As our board of directors has determined that each of our directors other than Ms. Good is independent, our board of directors believes that the independent directors provide effective oversight of management. Our board of directors believes that its leadership structure is appropriate because it strikes an effective balance between strategic development and independent leadership and management oversight in the board process.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our 2019 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Trevi Therapeutics, Inc.

195 Church Street

14th Floor

New Haven, CT 06510

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by our committee charters, the chairman of the board of directors (if an independent director), or the lead director (if one is appointed), or otherwise the chair of our Nominating and Governance Committee, subject to advice and the assistance from our chief financial officer, is primarily responsible for monitoring communications from stockholders and other interested parties, and for providing copies or summaries of such communications to the other directors as he or she considers appropriate. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

EXECUTIVE AND DIRECTOR COMPENSATION

The following discussion relates to the compensation of Jennifer Good, our President and Chief Executive Officer and Yann Mazabraud, our Chief Commercial Officer and Head of International, for the years ended December 31, 2018 and December 31, 2019, and of Thomas Sciascia, M.D., our Chief Medical Officer, for the year ended December 31, 2019. These individuals are collectively referred to in this proxy statement as our named executive officers.

2019 Summary Compensation Table

The following table sets forth information regarding compensation awarded to and earned by our President and Chief Executive Officer and Chief Commercial Officer and Head of International for the years ended December 31, 2018 and December 31, 2019 and our Chief Medical Officer for the year ended December 31, 2019:

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Option awards ($) (2)	All other compensation ($)		Total ($)
Jennifer Good	2019	434,615		144,900	2,222,804	8,400	(3)	2,810,719
President and Chief Executive Officer	2018	400,000		120,000	—	8,250	(3)	528,250

Yann Mazabraud	2019	325,736	(4)	83,868	358,517	146,545	(5)	914,666
Chief Commercial Officer and Head of International	2018	185,317	(6)	35,162	571,167	221,187	(7)	1,012,833

Thomas Sciascia, M.D. (8)	2019	339,311		81,475	358,517	7,542	(3)	786,845
Chief Medical Officer

(1)	The amounts reported in the “Bonus” column reflect discretionary annual cash bonuses paid to our executive officers for their performance.
(2)

The amounts reported in the “Option awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions underlying the valuation of our equity awards.

(3)	The amounts reported in the “All other compensation” column reflect the cost to us of 401(k) matching contributions.
(4)

The amount in the “Salary” column for 2019 represents the actual U.S. dollars (at the spot rate) of the monthly payments of salary made in euros. The average exchange rate for these payments was $1.152 to €1.

(5)

The amount reported in the “All other compensation” column for 2019 reflects certain payments made on behalf of Mr. Mazabraud to which he is entitled under French law. This amount includes social benefits that are mandatory in France. The $146,545 represents the actual cost in U.S. dollars (at the spot rate) of the periodic payments for benefits made in euros in 2019, at an average exchange rate of $1.144 to €1, plus the estimated cost in U.S. dollars of the benefits accrued during 2019 and unpaid as of December 31, 2019, converted at the spot exchange rate on December 31, 2019 of $1.133 to €1.

(6)

Mr. Mazabraud began his employment with us in September 2018. Prior to commencing his employment, Mr. Mazabraud served as a consultant to us and was compensated under a consulting agreement from November 2017 to August 2018, pursuant to which we paid him in U.S. dollars. Mr. Mazabraud is based in Europe and since beginning his employment in September 2018, we have compensated him in euros. The amount in the “Salary” column for 2018 includes $80,000 paid as consulting fees from July 2018 to August 2018 and $105,317 paid as base salary from September 2018 to December 2018. The $105,317 represents the actual cost in U.S. dollars (at the spot rate) of the monthly payments of salary made in euros. The average exchange rate for these payments was $1.179 to €1.

(7)

The amount reported in the “All other compensation” column for 2018 reflects certain payments made on behalf of Mr. Mazabraud to which he is entitled under French law, including $41,187 of social benefits that are mandatory in France, as well as fees of $180,000 paid in connection with his service as a consultant from January 2018 through June 2018. The $41,187 represents the actual cost in U.S. dollars (at the spot rate) of the periodic payments for benefits made in euros in 2018, at an average exchange rate of $1.186 to €1, plus the estimated cost in U.S. dollars of the benefits accrued during 2018 and unpaid as of December 31, 2018, converted at the spot exchange rate on December 31, 2018 of $1.145 to €1.
(8)	Dr. Sciascia was not a named executive officer in 2018.

Narrative to Summary Compensation Table

Base Salary. The base salary for our named executive officers is determined annually by our compensation committee. Each such determination is based on the scope of each officer’s responsibilities along with his or her respective experience and contributions to the company during the prior year. When reviewing base salaries, the compensation committee takes factors into account such as blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance, and internal parity relative to similar positions within the company, but does not assign any specific weighting to any factor. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

The following table sets forth the annual base salary for our named executive officers during the years ended December 31, 2018 and December 31, 2019:

Name	2018 Annual Base Salary ($)	2019 Annual Base Salary ($) (1)
Jennifer Good	400,000	460,000
Yann Mazabraud	310,000	335,000
Thomas Sciascia, M.D.	295,800	350,000

(1)

Ms. Good’s 2019 annual base salary increased from $400,000 to $460,000, Mr. Mazabraud’s 2019 annual base salary increased from $310,000 to $335,000, and Dr. Sciascia’s 2019 annual base salary increased from $295,800 to $350,000, in each case effective on June 3, 2019 following the IPO.

Annual Bonus. The compensation committee of our board of directors may, in its discretion, award bonuses to our executive officers from time to time. We typically establish annual bonus targets based on specified corporate goals for our executive officers and conduct annual performance reviews to determine the attainment of such goals by each executive officer. Our management may propose bonus awards to our board of directors primarily based on this review process. The compensation committee of our board of directors makes the final determination of the eligibility requirements for and the amount of each bonus awarded to an executive officer.

For 2019, the target annual bonus as a percentage of base salary was 50% for Ms. Good, and 35% for each of Dr. Sciascia and Mr. Mazabraud. For the 2019 bonus period our board of directors established corporate performance goals, each having a designated weighting, which related to key development, strategic and financial goals of the company. At the end of 2019, our compensation committee met and evaluated the performance of the company against the specified performance goals. After adjusting for individual performance, our compensation committee approved payment of a cash bonus for the 2019 bonus period of $144,900 for Ms. Good, $81,475 for Dr. Sciascia and $83,868 for Mr. Mazabraud.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help align the interests of our executives with those of our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain employed by us during the vesting period. Accordingly, the compensation committee of our board of directors periodically reviews the equity incentive compensation of our executive officers and from time to time may grant equity incentive awards to them, including as part of our annual compensation review. In 2019, we granted Ms. Good an option to purchase 310,000 shares of our common stock, we granted Mr. Mazabraud an option to purchase 50,000 shares of our common stock and we granted Dr. Sciascia an option to purchase 50,000 shares of our common stock, in each case in connection with the IPO. Ms. Good, Mr. Mazabraud and Dr. Sciascia’s options are scheduled to vest with respect to 25% of the shares underlying the respective options on June 3, 2020. The remaining 75% of the shares underlying the options are scheduled to vest in equal monthly installments thereafter through June 3, 2023.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at other various times during their employment. Prior to the IPO, stock options were awarded to our executive officers by our board of directors or compensation committee. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options. We have granted stock options to our executive officers with time-based vesting. The options that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the original number of shares underlying the option monthly thereafter. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that exercisability is extended in the case of death or disability, and for options granted prior to July 14, 2017, vesting is fully accelerated upon a change of control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

Prior to our IPO, we granted stock options with exercise prices that were equal to the fair market value of our common stock on the date of grant as determined by our board of directors or compensation committee, based on a number of objective and subjective factors. Following our IPO, the exercise prices of all stock options granted has been equal to the fair market value of shares of our common stock on the date of grant determined by reference to the closing market price of our common stock on the date of grant.

Role of our Compensation Committee. Our compensation committee reviews and approves all compensation components including base salary, bonus, benefits, equity incentives and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of compensation for our Chief Executive Officer and our other executive officers. Our compensation committee reviews executive compensation decisions with our board of directors before making a final determination. In addition, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The compensation committee also reviews and approves the compensation of non-employee directors and has the authority to administer our equity-based plans.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. Pursuant to our 2019 Stock Incentive Plan, the compensation committee has delegated to our Chief Executive Officer the authority to approve grants of stock options to new hire employees below the level of Vice President, subject to specified limitations, include certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee may, in its sole discretion, retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The compensation committee engaged W.T. Haigh & Company as its compensation consultant during 2019. Our compensation committee considered the relationship that Haigh has with us, the members of our board of directors and our executive officers. Based on the committee’s evaluation, the compensation committee has determined that no conflicts of interest exist between the company and Haigh.

Haigh assisted the committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2019. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Haigh, established a peer group of publicly traded companies in the biopharmaceutical industry that was comprised of companies whose market capitalization, number of employees, number of years as a public company, geographic region, maturity of product development pipeline and area of therapeutic focus are similar to ours.

Haigh also supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2019. No unvested restricted stock awards were outstanding as of December 31, 2019.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Jennifer Good	12,257	—		3.14	7/11/2023
	2,451	—		3.14	12/10/2023
	13,547	—		3.23	1/23/2024
	62,804	—		2.19	6/11/2024
	61,180	—		1.43	11/25/2024
	5,263	—		1.43	5/15/2025
	86,842	86,842	(1)	3.33	12/20/2027
	—	310,000	(2)	10.12	6/3/2029

Yann Mazabraud	2,631	2,632	(1)	3.33	12/20/2027
	34,907	63,655	(3)	9.12	9/1/2028
	—	50,000	(2)	10.12	6/3/2029

Thomas Sciascia, M.D.	12,257			3.14	7/11/2023
	11,289			3.23	1/23/2024
	59,354			2.19	6/11/2024
	48,001			1.43	11/25/2024
	2,631			1.43	5/15/2025
	3,948	3,947	(1)	3.33	12/20/2027
	—	50,000	(2)	10.12	6/3/2029

(1)

Granted on December 20, 2017 and vested as to 25% of the shares underlying the option on December 20, 2018. The remaining 75% of the shares underlying the option will vest in equal monthly installments thereafter through December 20, 2021.

(2)

Granted on June 3, 2019 and scheduled to vest as to 25% of the shares underlying the option on June 3, 2020. The remaining 75% of the shares underlying the option are scheduled to vest in equal monthly installments thereafter through June 3, 2023.

(3)

Granted on September 1, 2018 and vested as to 25% of the shares underlying the option on July 1, 2019. The remaining 75% of the shares underlying the option are scheduled to vest in equal monthly installments thereafter through July 1, 2022.

Agreements with our Executive Officers

We have entered into employment agreements with each of our named executive officers.

Employment Agreement with Ms. Good

In December 2012, we and Ms. Good entered into an employment agreement. Under the agreement, Ms. Good is an “at will” employee, and her employment with us can be terminated by her or us at any time and for any reason. The agreement sets forth Ms. Good’s initial base salary, subject to adjustment from time to time and for any reason, and provides that she is eligible, at the sole discretion of our board of directors, to earn an annual bonus of up to a specified percentage of her base salary. For 2019, our board of directors set a target bonus for Ms. Good equal to 50% of her base salary. In September 2019, our board of directors approved our Executive Separation Benefits and Retention Plan, or Separation Benefits Plan, which superseded the terms of Ms. Good’s employment agreement pertaining to potential payments upon the termination of her employment in certain circumstances, including following a change in control. The Separation Benefits Plan is discussed below.

Employment Agreement with Dr. Sciascia

In December 2012, we and Dr. Sciascia entered into an employment agreement. Under the agreement, Dr. Sciascia is an “at will” employee, and his employment with us can be terminated by him or us at any time and for any reason. The agreement sets forth Dr. Sciascia’s initial base salary, subject to adjustment from time to time and for any reason, and provides that he is eligible, at the sole discretion of our board of directors, to earn an annual bonus of up to a specified percentage of his base salary. For 2019, our board of directors set a target bonus for Dr. Sciascia equal to 35% of his base salary. The terms of our Separation Benefits Plan superseded the terms of Dr. Sciascia’s employment agreement pertaining to potential payments upon the termination of his employment in certain circumstances, including following a change in control. The Separation Benefits Plan is discussed below.

Employment Agreement with Mr. Mazabraud

In connection with our initial hiring of Mr. Mazabraud, we and Mr. Mazabraud entered into an employment agreement in August 2018. Under the agreement, we and Mr. Mazabraud each have the right to terminate the employment agreement in accordance with French law by giving mutual notice of three months, except in the case of Mr. Mazabraud’s dismissal for serious misconduct or gross misconduct. The agreement sets forth Mr. Mazabraud’s initial base salary and provides that he is eligible to earn an annual bonus of up to 30% of his base salary, to be determined annually by our board of directors. In 2019, our board of directors set a target bonus for Mr. Mazabraud equal to 35% of his base salary. The terms of our Separation Benefits Plan superseded the terms of Mr. Mazabraud’s employment agreement pertaining to potential payments upon the termination of his employment in certain circumstances, including following a change in control, except for those provisions required by law. The Separation Benefits Plan is discussed below.

We are obligated to pay for any mandatory pension and social security schemes according to applicable legal requirements, and Mr. Mazabraud is further entitled to additional pension schemes, health care and contingency plans as provided under French law.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreements

Each of our named executive officers has entered into standard form agreements with us with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under these agreements, each named executive officer has agreed not to compete with us during his or her employment and for a period ranging from one to two years after the termination of his or her employment, not to solicit our employees, independent contractors, clients, customers or business partners during his or her employment and for a period ranging from one to two years after the termination of his or her employment, and to protect our confidential and proprietary information indefinitely. With respect to Mr. Mazabraud, his employment agreement provides consideration for his non-competition obligation, through which he will receive a monthly non-competition indemnity equal to a gross monthly amount of 50% of his gross monthly salary received by him during the 12 months preceding the termination of his employment contract, to be paid monthly subject to compliance with his non-competition obligations; provided, however, that we may release him from his non-competition obligations and thereby release ourselves from payment of such consideration at any time during the performance of his employment agreement or within up to eight weeks from the date of termination of his employment agreement. In addition, under these agreements, each named executive officer has assigned to us all inventions that are developed by such executive officer during his or her employment with us other than those that do not relate to the business or research and development conducted or planned to be conducted by us, among other exclusions.

Potential Payments upon Termination or Change in Control

In September 2019, the compensation committee of our board of directors adopted our Executive Separation Benefits and Retention Plan, or Separation Benefits Plan. The Separation Benefits Plan applies to our chief executive officer, chief financial officer and our other officers, which we refer to collectively as our covered executives. Ms. Good, Dr. Sciascia and Mr. Mazabraud are covered executives under the Separation Benefits Plan.

The Separation Benefits Plan provides for separation benefits in the event of (i) a termination of a covered executive’s employment by us other than for cause or by reason of such covered executive’s death or disability, or (ii) a resignation by such covered executive for good reason. Except as specifically provided in the Separation Benefits Plan, the separation benefits set forth in the Separation Benefits Plan supersede any separation benefits set forth in any award agreements and/or employment offer letters between us and any covered executive.

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a separation and release of claims agreement, if a covered executive’s employment is terminated by us other than for cause or by reason of such covered executive’s death or disability, or the covered executive resigns for good reason, in each case other than upon or within 12 months following a change in control (as defined in the Separation Benefits Plan), which we refer to as the CIC period, we will be obligated to:

•

continue to pay the covered executive’s most recent base salary for a period, which we refer to as the severance period, of (i) 12 months, in the case of Ms. Good as chief executive officer, or (ii) six months, in the case of Dr. Sciascia, Mr. Mazabraud and the other covered executives, provided that the severance to be paid to a covered executive shall be reduced by the amount of any other post-termination payments we make to the covered executive, which are made to enforce the covered executive’s non-competition obligation or are otherwise required by law; and

•

provided that the covered executive is eligible for and elects to continue receiving medical insurance pursuant to COBRA, pay on such covered executive’s behalf the share of the monthly premiums for such coverage that we pay for active and similarly situated employees receiving the same type of coverage during the severance period; provided, however, that in the event the covered executive becomes eligible during the severance period for the same or substantially similar group health insurance coverage through another employer, our obligation to make monthly premium payments shall end.

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a severance and release of claims agreement, if, during the CIC period, a covered executive’s employment is terminated by us other than for Cause (as defined in the Separation Benefits Plan) or by reason of such covered executive’s death or disability, or the covered executive resigns for good reason, we will be obligated to:

•

pay a lump sum equal to the covered executive’s most recent monthly base salary, or, if greater, such covered executive’s highest base salary immediately prior to the change in control or during the CIC period, for a period, which we refer to as the CIC severance period) of (i) 18 months, in the case of Ms. Good as chief executive officer, or (ii) 12 months, in the case of Dr. Sciascia, Mr. Mazabraud and the other covered executives, provided that the severance to be paid to a covered executive shall be reduced by the amount of any other post-termination payments we make to the covered executive, which are made to enforce the covered executive’s non-competition obligation or are otherwise required by law;

•

provided that the covered executive is eligible for and elects to continue receiving medical insurance pursuant to COBRA, pay on such covered executive’s behalf the share of the monthly premiums for such coverage that we pay for active and similarly situated employees receiving the same type of coverage during the CIC severance period; provided, however, that in the event the covered executive becomes eligible during the CIC severance period for the same or substantially similar group health insurance coverage through another employer, our obligation to make monthly premium payments shall end;

•

pay to the covered executive a lump sum equal to such covered executive’s target bonus award for the year in which the termination of employment occurs, without regard to whether the performance goals applicable to such target bonus had been established or satisfied at the date of termination, multiplied by (i) 1.5 in the case of Ms. Good as the chief executive officer, or (ii) 1.0 in the case of Dr. Sciascia, Mr. Mazabraud and the other covered executives; and

•

accelerate the vesting of all equity awards held by such covered executive at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that such equity awards shall become 100% vested.

The Separation Benefits Plan will be administered by our board of directors or our compensation committee. Our board of directors or our compensation committee may amend, modify, or terminate the Separation Benefits Plan at any time in its sole discretion; provided that (a) any such amendment, modification or termination made prior to a change in control that adversely affects the rights of any covered executive must be unanimously approved by our board of directors, including Ms. Good as chief executive officer, (b) no such amendment, modification or termination may affect the rights of a covered executive then receiving payments or benefits under the Separation Benefits Plan without the consent of such covered executive, and (c) no such amendment, modification or termination made after a change in control will be effective for one year from the date of the change in control.

401(k) Retirement Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that we make non-discretionary matching contributions of 50% of the first 6% of elective contributions. Participants are immediately vested in their contributions, as well as any earnings thereon. Vesting in the employer match contribution portion of their accounts, as well as any earnings thereon, is based on years of credited service, vesting over a four-year period, with 25% vesting per completed year.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had three equity compensation plans: our 2012 Stock Incentive Plan, as amended to date, or the 2012 Plan; our 2019 Stock Incentive Plan, or the 2019 Plan; and our 2019 Employee Stock Purchase Plan, or the 2019 ESPP; each of which was approved by our stockholders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,675,226	$6.20	2,778,812	(1)

Equity compensation plans not approved by security holders	—	—	—

Total	1,675,226	$6.20	2,778,812	(1)

(1)

Consists of the 2012 Plan, the 2019 Plan, and the 2019 ESPP. The amounts disclosed do not reflect an additional 713,383 shares of common stock authorized for issuance under the 2019 Plan as of January 1, 2020 and an additional 178,345 shares of common stock authorized for issuance under the 2019 ESPP as of January 1, 2020, in each case in accordance with the terms of the applicable plan. The 2019 Plan provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2029, equal to the least of (a) 2,105,623 shares of common stock, (b) 4% of the number of outstanding shares of the Company’s common stock on such date, and (c) an amount determined by the Company’s board of directors. The 2019 ESPP provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2029, equal to the least of (a) 526,315 shares of common stock, (b) 1% of the number of outstanding shares of the Company’s common stock on such date, and (c) an amount determined by the Company’s board of directors.

Limitations on Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such executive officer or director for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our executive officers or directors.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It is also possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Director Compensation

We do not pay any compensation to our President and Chief Executive Officer in connection with her service on our board of directors. Ms. Good is one of our named executive officers and, accordingly, the compensation that we pay to Ms. Good is discussed under “—Summary Compensation Table” and “—Narrative to Summary Compensation Table.”

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board, the lead independent director, if any, and the chairman of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors, and no fees are payable in respect of any period prior to the completion of our IPO. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member will be as follows:

	Member Annual Fee	Chairman Annual Fee
Board of Directors	$35,000	$65,000	(1)
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$8,000

(1)	Chairman or lead independent director fee.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

In addition, under our director compensation program, each of our non-employee directors serving at the time of our IPO received in connection with our IPO an option to purchase 23,684 shares of our common stock and each non-employee director elected or appointed to our board of directors will thereafter receive, upon his or her initial election or appointment to our board of directors, an option to purchase 23,684 shares of our common stock. Each of these options will vest as to 50% of the shares of our common stock underlying such option at the earlier of the first anniversary of the date of grant or the date of the first annual meeting of stockholders held following the date of grant, with the remainder vesting on the earlier of the second anniversary of the date of grant or the date of the second annual meeting of stockholders held following the date of grant, subject to the non-employee director’s continued service as a director, employee or consultant. Further, on the date of each of our annual meetings of stockholders, each non-employee director that has served on our board of directors for at least six months will receive an option to purchase 14,210 shares of our common stock under the 2019 Plan. Each of these options will fully vest on the earlier of the first anniversary of the date of grant or the date of our next annual meeting of stockholders held following the date of grant, subject to the non-employee director’s continued service as a director, employee or consultant. All options granted to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full in the event of a change in control.

The table below shows all compensation to our non-employee directors for the year ended December 31, 2019.

Name	Fees earned or paid in cash ($)	Option awards (1)(2)($)	Total ($)
David Meeker, M.D.	59,476	119,332	178,808
Mette Kirstine Agger (3)	6,404	119,332	6,404
Michael Heffernan	42,356	119,332	161,688
Edwards Mathers	26,027	119,332	145,359
Annie Mitsak, Ph.D.	27,654	119,332	146,986
Eran Nadav, Ph.D. (4)	25,377	119,332	25,377
Anne VanLent	43,257	119,332	162,589

(1)

The amounts reported in the “Option awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the assumptions underlying the valuation of equity awards.

(2)

As of December 31, 2019, the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors was as follows: Dr. Meeker 68,569 shares, Mr. Heffernan 63,157 shares, Mr. Mathers 23,684 shares, Dr. Mitsak 23,684 shares, and Ms. VanLent 42,105 shares.

(3)	Ms. Agger resigned from the board of directors in June 2019.
(4)	Dr. Nadav resigned from the board of directors in December 2019.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2018, we have engaged in the following transactions with our directors, executive officers and holders of 5% or more of our voting securities, and affiliates of our directors, executive officers and holders of 5% or more of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Series C Convertible Preferred Stock Financing

In July 2017 we entered into a Series C convertible preferred stock purchase agreement, which we refer to as the purchase agreement, pursuant to which we have agreed to sell up to an aggregate of 44,946,987 shares of Series C convertible preferred stock in three tranches. As of March 31, 2019, we had issued and sold all 44,946,987 shares eligible to be sold under the purchase agreement.

First Tranche

In July, October and November 2017, we issued and sold an aggregate of 30,886,507 shares of our Series C convertible preferred stock pursuant to the purchase agreement, consisting of (i) 20,649,653 shares sold for cash at a price per share of $1.46 for an aggregate cash purchase price of $30,148,493.38, (ii) 10,181,233 shares issued upon conversion of $11,148,459 in outstanding principal and interest under the 2016 Notes at a price per share of approximately $1.095, and (iii) 55,621 shares sold for cash at a price per share of $1.46 for an aggregate cash purchase price of $81,206.66 to an investor who chose to exercise his option under the purchase agreement to purchase the full amount of his second and third tranche shares early. The following table sets forth the aggregate number of shares of our Series C convertible preferred stock that we issued and sold to our 5% stockholders, directors, executive officers, and their respective affiliates in this first tranche and the aggregate purchase price for such shares:

Purchaser(1)	Shares of Series C Preferred Stock Issued for Cash	Cash Purchase Price	Shares of Series C Issued upon Conversion of 2016 Notes	Principal Cancelled under 2016 Notes	Interest Cancelled Under 2016 Notes
Entities affiliated with New Enterprise Associates, Inc.	10,170,639	$14,849,132.94	—	$—	$—
TPG Biotechnology Partners III, L.P.	2,034,128	$2,969,826.88	4,819,290	$5,000,000.00	$277,123
Lundbeckfond Invest A/S	4,068,256	$5,939,653.76	—	$—	$—
Omega Fund V, L.P.	3,051,191	$4,454,738.86	—	$—	$—
Michael Heffernan	20,342	$29,699.32	—	$—	$—
David Meeker, M.D.	—	$—	478,951	$500,000.00	$158,903
Jennifer Good	—	$—	23,947	$25,000.00	$7,945
Thomas Sciascia, M.D.	—	$—	13,410	$14,000.00	$4,449
Anne VanLent	—	$—	47,807	$50,000.00	$15,861

(1)	See “Principal Stockholders” for additional information about shares held by these individuals and entities.

Second Tranche

In August 2018, we issued and sold an aggregate of 7,211,165 shares of our Series C convertible preferred stock in the second tranche of our Series C convertible preferred stock financing pursuant to the purchase agreement at a price per share of $1.46 in cash, for an aggregate purchase price of $10,528,300.90. The following table sets forth the aggregate number of shares of our Series C convertible preferred stock that we issued and sold to our 5% stockholders, directors and their respective affiliates in this second tranche and the aggregate purchase price for such shares:

Purchaser(1)	Shares of Series C Preferred Stock Issued for Cash	Cash Purchase Price
Entities affiliated with New Enterprise Associates, Inc.	3,565,788	$5,206,050.48
TPG Biotechnology Partners III, L.P.	713,158	$1,041,210.68
Lundbeckfond Invest A/S	1,426,315	$2,082,419.90
Omega Fund V, L.P.	1,069,737	$1,561,816.02
Michael Heffernan	7,131	$10,411.26

(1)	See “Principal Stockholders” for additional information about shares held by these entities and Mr. Heffernan.

Third Tranche

In January 2019, we issued and sold an aggregate of 6,849,315 shares of our Series C convertible preferred stock in the third tranche of our Series C convertible preferred stock financing pursuant to the purchase agreement at a price per share of $1.46 in cash, for an aggregate purchase price of $9,999,999.90. The following table sets forth the aggregate number of shares of our Series C convertible preferred stock that we issued and sold to our 5% stockholders, directors and their respective affiliates in this third tranche and the aggregate purchase price for such shares:

Purchaser(1)	Shares of Series C Preferred Stock Issued for Cash	Cash Purchase Price
Entities affiliated with New Enterprise Associates, Inc.	3,386,861	$4,944,817.06
TPG Biotechnology Partners III, L.P.	677,372	$988,963.12
Lundbeckfond Invest A/S	1,354,744	$1,977,926.24
Omega Fund V, L.P.	1,016,058	$1,483,444.68
Michael Heffernan	6,774	$9,890.04

(1)	See “Principal Stockholders” for additional information about shares held by these entities and Mr. Heffernan.

Participation in initial public offering and concurrent private placement

In May 2019, we completed our IPO, in which we issued and sold an aggregate of 5,500,000 shares of our common stock at a price per share of $10.00, for net proceeds of $48.7 million. Certain of our directors, executive officers and 5% stockholders and their affiliates purchased an aggregate of 2,686,000 shares of our common stock in the initial public offering. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price paid for such shares.

Name	Shares of Common Stock Purchased	Aggregate Purchase Price
Entities affiliated with New Enterprise Associates	1,000,000	$10,000,000
TPG Biotechnology Partners III, L.P.	800,000	$8,000,000
Lundbeckfond Invest A/S	375,000	$3,750,000
Omega Fund V, L.P.	481,000	$4,810,000
David Meeker, M.D.	11,250	$112,500
Michael Heffernan	2,500	$25,000
Jennifer Good	11,250	$112,500
Anne VanLent	5,000	$50,000

Total	2,686,000	$26,860,000

New Enterprise Associates, or NEA, an existing stockholder, purchased 1,500,000 shares of our common stock at the initial public offering price of $10.00 per share in a private placement that closed concurrently with, and was conditioned upon consummation of, our initial public offering, or an aggregate purchase price of $1,500,000. The underwriters for our initial public offering served as placement agents for the concurrent private placement and received a placement agent fee that was a percentage of the total purchase price of the private placement shares equal to the percentage underwriting discount the underwriters received on shares sold in our initial public offering.

Registration Rights

We are a party to a second amended and restated investors’ rights agreement, which we refer to as the investors’ rights agreement, with certain of our 5% stockholders and their affiliates, as well as entities affiliated with some of our directors. This investors’ rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

In addition, in connection with the concurrent private placement to NEA, we granted NEA the right to require us to register under the Securities Act under specified circumstances the shares sold to NEA in the concurrent private placement, and upon such registration, such shares will become freely tradable without restriction under the Securities Act.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers.

Consulting Agreement

In 2018, we paid $260,000 to Mr. Yann Mazabraud, our Chief Commercial Officer and Head of International, pursuant to a consulting agreement with Intervenance NG that we entered into in November 2017, under which

Mr. Mazabraud provided consulting services to us. This consulting agreement was effectively terminated when Mr. Mazabraud became an employee in September 2018. $80,000 of the fees paid pursuant to the consulting agreement in 2018 are included for Mr. Mazabraud in the “Salary” column in the Summary Compensation Table in “Executive and Director Compensation”.

Employment Agreements

See the “Executive and Director Compensation—Employment Agreements” section of this prospectus for a further discussion of these arrangements.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person will be required to report the proposed related person transaction to our Chief Financial Officer and the chairman of our audit committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the proposed related person transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 and 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering. Nevertheless, with respect to such transactions, it has been the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 16, 2020 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock (on an as-converted to common stock basis).

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 17,834,570 shares of our common stock outstanding as of April 16, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after April 16, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Trevi Therapeutics, Inc., 195 Church Street, 14th Floor, New Haven, Connecticut 06510.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
New Enterprise Associates (1)	5,937,998	33.29%
TPG Biotechnology Partners III, L.P. (2)	4,824,883	27.05%
Omega Fund V, L.P. (3)	1,263,408	7.08%
Lundbeckfond Invest A/S (4)	1,151,544	6.46%

Directors and Executive Officers:
Jennifer Good (5)	546,140	3.00%
Yann Mazabraud (6)	62,687	*
Thomas Sciascia, M.D. (7)	344,526	1.92%
James Cassella (8)	11,842	*
David Meeker, M.D. (9)	397,702	2.22%
Michael Heffernan (10)	45,003	*
Edward Mathers (11)	5,949,840	33.34%
Annie Mitsak, Ph.D. (12)	1,275,250	7.15%
Anne VanLent (13)	44,732	*
All Executive Officers and Directors as a Group (12 persons) (14)	8,862,628	47.37%

*	Less than one percent
(1)

Consists of 5,937,998 shares of common stock held by New Enterprise Associates 16, L.P (“NEA 16”). The securities directly held by NEA 16 are indirectly held by NEA Partners 16, L.P. (“NEA Partners 16”), the sole general partner of NEA 16, NEA 16 GP, LLC (“NEA 16 LLC”), the sole general partner of NEA Partners 16, and each of the individual Managers of NEA 16 LLC. The individual Managers of NEA 16 LLC, (collectively, the “Managers”), are Peter J. Barris, Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., David M. Mott, Mohamad Makhzoumi, Joshua Makower, Peter Sonsini, Paul

Walker and Scott D. Sandell. NEA Partners 16, NEA 16 LLC and the Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 16. Edward T. Mathers, a member of our board of directors and partner of New Enterprise Associates, Inc., an entity affiliated with NEA 16, has no voting or investment control over any of the securities held by NEA 16 and disclaims beneficial ownership of all securities owned by NEA 16, except to the extent of any pecuniary interest therein. All indirect holders of the above referenced securities disclaim beneficial ownership of the above referenced securities except to the extent of their pecuniary interests therein. The address of the above referenced entities and persons is 1954 Greenspring Drive, Suite 600, Timonium MD, 21093. These figures and the accompanying notes are based on information set forth in Schedule 13D/A filed with the SEC on April 16, 2020.
(2)

Consists of 6,324,319 shares of common stock held by TPG Biotechnology Partners III, L.P. (“TPG Biotech”). In connection with this offering and the concurrent private placement, TPG Biotech granted a call option to New Enterprise Associates 16, L.P. (“NEA 16”) with respect to 1,500,000 of these shares, pursuant to which NEA 16 had the right, exercisable from and after the closing of our initial public offering until May 6, 2022, to require TPG Biotech to transfer the shares to NEA 16 or otherwise transfer, encumber, sell or dispose of the shares in any such other manner as mutually agreeable between TPG Biotech and NEA 16, such option having an exercise price of $0.001 per share (the “NEA Option”). The NEA Option was exercised on April 3, 2020. The general partner of TPG Biotech is TPG Biotechnology GenPar III, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar III Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the securities held by TPG Biotech. The address of each of TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102. These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on February 13, 2020, and a subsequent Form 4 filed with the SEC on April 7, 2020, disclosing the net exercise of the NEA Option with respect to 1,499,436 shares of common stock.

(3)

Consists of 1,263,408 shares of common stock held by Omega Fund V, L.P. (“Omega V”). Omega Fund V GP, L.P. (“Omega V GP LP”) is the general partner of Omega V. Omega Fund V GP Manager, Ltd. (“Omega V GP Ltd”) is the general partner of Omega V GP LP. Otello Stampacchia, Richard J. Lim, Claudio Nessi and Anne-Mari Paster are the directors of Omega V GP Ltd and have shared voting and investment power over the shares held by Omega V. Annie Mitsak, a member of our board of directors and an affiliate of Omega V, has no voting or investment control over any of the shares held by Omega V. Otello Stampacchia, Richard J. Lim, Claudio Nessi, Anne-Mari Paster and Annie Mitsak each disclaim beneficial ownership of these shares, except to the extent of his or her pecuniary interest therein. The address of Omega V, Omega V GP LP, Omega V GP Ltd and the above-mentioned persons is 888 Boylston Street, Suite 1111, Boston MA 02199.

(4)

Consists of 1,151,544 shares of common stock held by Lundbeckfond Invest A/S (“Lundbeckfond”). Lene Skole is the Chief Executive Officer of Lundbeckfond and may be deemed to have sole power to vote and dispose of these shares. The directors of Lundbeckfond have delegated voting and dispositive power with respect to the shares held by Lundbeckfond to Ms. Skole. The address of Lundbeckfond and Ms. Skole is c/o Lundbeckfond Invest A/S, Scherfigsvej 7, DK-2100 København Ø, Denmark. These figures and the accompanying notes are based on information set forth in Schedule 13G filed with the SEC on January 31, 2020.

(5)

Consists of (a) 206,204 shares of common stock owned by Ms. Good and (b) 339,936 shares of common stock underlying options held by Ms. Good that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.

(6)	Consists of 62,687 shares of common stock underlying options held by Mr. Mazabraud that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.
(7)

Consists of (a) 193,724 shares of common stock owned by Dr. Sciascia and (b) 150,802 shares of common stock underlying options held by Dr. Sciascia that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.

(8)	Consists of 11,842 shares of common stock underlying options held by Dr. Cassella that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.
(9)

Consists of (a) 311,786 shares of common owned by Dr. Meeker, (b) 27,432 shares of common stock held by Trevi 2014 Irrevocable Trust, (c) 13,271 shares of common stock held by Spinnaker Trust as Trustee of the Trevi 2014 Irrevocable Trust, and (d) 45,213 shares of common stock underlying options held by Dr. Meeker that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.

(10)

Consists of (a) 6,351 shares of common stock owned by Mr. Heffernan and (b) 38,652 shares of common stock underlying options held by Mr. Heffernan that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.

(11)

Consists of (a) 11,842 shares of common stock underlying options held by Mr. Mathers that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date and (b) shares described in note 1 above. Mr. Mathers has no voting or dispositive power with regard to such shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)

Consists of (a) 11,842 shares of common stock underlying options held by Dr. Mitsak that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date and (b) the shares described in note 3 above. Dr. Mitsak has no voting or dispositive power with regard to such shares and disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

(13)

Consists of (a) 25,983 shares of common stock owned by Ms. VanLent and (b) 18,749 shares of common stock underlying options held by Ms. VanLent that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.

(14)

Consists of (a) 7,986,157 shares of common stock and (b) 876,471 shares of common stock underlying options that are exercisable as of April 16, 2020 or will become exercisable within 60 days after such date.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities with the Securities Exchange Commission. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2019, all executive officers, directors, and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act, with the exception of one late Form 3 filed by William J. O’Shea on May  13, 2019, which was filed late due to administrative error.

REPORT OF THE AUDIT COMMITTEE

Our audit committee has reviewed our audited financial statements for the year ended December 31, 2019 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.

Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of Trevi Therapeutics, Inc.

Anne VanLent, Chairman

Michael Heffernan

Annie Mitsak, Ph.D.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Trevi Therapeutics, Inc., 195 Church Street, 14th Floor, New Haven, CT 06510, Attention: Investor Relations, telephone: 203-304-2499. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than January 1, 2021. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Trevi Therapeutics, Inc., 195 Church Street, 14th Floor, New Haven, CT 06510, Attention: Investor Relations.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2021 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 11, 2021 and no later than March 13, 2021; provided, however, that if the meeting is held earlier than May 12, 2021 or has not been held by August 10, 2021, then such notice must be received no later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

Jennifer Good

President and Chief Executive Officer

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext Your vote matters here’s how to vote! MR DESIGNATION A SAMPLE (IF ANY) You may vote online or by phone instead of mailing this card. ADD 1 Votes submitted electronically must be ADD ADD 2 3 received by 8:00am, Eastern Time, on ADD 4 June 11, 2020. MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/TRVI or scan the QR code login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/TRVI 2020 Annual Meeting of Stockholders Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: + For Withhold For Withhold 01 James Cassella, Ph.D. 02 Michael Heffernan For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. B Authorized Signatures This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM2 1 B V 4 6 2 0 9 4 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 039FKC

2020 Annual Meeting Admission Ticket 2020 Annual Meeting of Trevi Therapeutics, Inc. Stockholders June 11, 2020, 9:30am ET 195 Church Street, 4th Floor, New Haven, CT 06510 Upon arrival, please present this admission ticket and photo identification at the registration desk. We are monitoring the emerging public health impact of the coronavirus outbreak (COVID-19). The health and well-being of our employees and stockholders are paramount. If public health developments warrant, we may need to change the location of the Annual Meeting or switch to a virtual meeting format. Any such change will be announced via press release and any other form of notification that may be required by law. Please also monitor our Annual Meeting website at www.meetingcenter.io/250238243 for updated information. If you are planning to attend the Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend in person. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TRVI Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TRVI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Trevi Therapeutics, Inc. + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting June 11, 2020 Jennifer Good and Christopher Seiter, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Trevi Therapeutics, Inc. to be held on June 11, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Attendance of the undersigned at the Annual Meeting of Stockholders or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned revokes this Proxy in writing. Unless voting by the internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below. +